UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On March 16, 2018, Avista Corporation (Avista Corp. or the Company) and Hydro One Limited (Hydro One) announced that a notification of a settlement in principle with various parties has been filed with the Washington Utilities and Transportation Commission (WUTC) with regards to the proposed acquisition of Avista Corp. by Hydro One. Pending consideration of the settlement by the Public Counsel Unit of the Attorney General's Office (Public Counsel), it may be an all-party settlement. Public Counsel actively participated in negotiations and will expeditiously obtain a final decision on the settlement. The parties intend to file a settlement agreement with the WUTC on or before March 27, 2018. The settlement in principle is subject to the review and approval of the WUTC. Hydro One and Avista Corp. continue to anticipate closing the transaction in the second half of 2018.
The settlement in principle includes provisions related to financial protections for the utility and its customers, low income customers, conservation and the environment.
The settlement in principle also incorporates the use of a portion of Avista Corp.’s excess deferred federal income taxes for the purpose of accelerating the depreciation schedule for Colstrip Units 3 and 4 to reflect a remaining useful life of those units through December 31, 2027. This settlement in principle does not reflect any agreement with respect to the ultimate closure of Units 3 and 4.
All of these items and other terms of the agreement will be disclosed in detail as part of the settlement agreement when finalized and filed with the WUTC, on or before March 27, 2018. The WUTC will set a procedural schedule for the hearing of testimony by the parties concerning the settlement, as well as for public comment.
In addition to Hydro One and Avista Corp., the parties to the merger proceeding include the Staff of the WUTC, Public Counsel, the Northwest Industrial Gas Users, the Industrial Customers of Northwest Utilities, The Energy Project, Northwest Energy Coalition, Renewable Northwest, Natural Resources Defense Council, Sierra Club and the Washington and Northern Idaho District Council of Laborers.
The transaction received approval from the Federal Energy Regulatory Commission (FERC) on January 16, 2018 and from Avista Corp. shareholders on November 21, 2017.
Applications for regulatory approval of the transaction are still pending with utility commissions in Washington, Idaho, Oregon, Montana and Alaska. Approval must be obtained from the Federal Communications Commission. Also required is clearance by the Committee on Foreign Investment in the United States, and compliance with applicable requirements under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the satisfaction of other customary closing conditions.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	March 16, 2018	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer